EXHIBIT 32.1

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Annual Report of Liberty Self-Stor, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2004 (the "Report") with the Securities and Exchange Commission, I, Richard M. Osborne, Chairman of the Board and Chief Executive Officer of the Company, and I, C. Jean Mihitsch, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

     2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                                         By: /s/ Richard M. Osborne
                                                             Richard M. Osborne
                                                  Chairman of the Board and Chief Executive
Date: March 16, 2005                                               Officer

                                                          By: /s/ C. Jean Mihitsch
                                                              C. Jean Mihitsch
Date: March 16, 2005                                       Chief Financial Officer

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